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                                                                   EXHIBIT 4.3

                              dj ORTHOPEDICS, INC.
                           FIFTH AMENDED AND RESTATED
                             1999 STOCK OPTION PLAN

            WHEREAS, DonJoy, L.L.C. a Delaware limited liability company ("DONJOY") has adopted its Fourth Amended and Restated 1999 Stock Option Plan (the "PRIOR PLAN");

            WHEREAS, for purposes of effecting an initial pubic offering it was necessary for DonJoy to reorganize into corporate form;

            WHEREAS, pursuant to an Agreement and Plan of Merger dated as of October 26, 2001 among DonJoy, dj Orthopedics, Inc., a Delaware corporation (the "COMPANY") and DJ Acquisition Corporation ("MERGER SUB") (i) Merger Sub was merged ("MERGER 1") with and into DonJoy and the holders of DonJoy's common and preferred units ("UNITS") received, among other things, shares of common stock, par value $0.01 per share of the Company (the "COMMON STOCK") and (ii) DonJoy assigned all of its right, title and interest in and to, and the Company assumed all of DonJoy's obligations under, the Prior Plan, each option, whether vested or unvested, granted pursuant to the Prior Plan ("ASSUMED OPTIONS") and each option agreement by which such Assumed Options were evidenced (the "ASSUMED OPTION AGREEMENTS");

            WHEREAS, pursuant to an Agreement and Plan of Merger dated as of October 26, 2001 among the Company and DonJoy, immediately following the consummation of Merger 1, DonJoy was merged with and into the Company;

            WHEREAS, as a result of the transactions described in the previous recitals, the Assumed Options now represent the right to acquire shares of the Common Stock of the Company on the same terms and conditions as contained in the Prior Plan and the Assumed Option Agreements, subject to a proportionate adjustment in the exercise price and the number of shares of Common Stock for which such Assumed Options are exercisable; and

            WHEREAS, this Fifth Amended and Restated 1999 Option Plan (the "PLAN") amends and restates in its entirety the Prior Plan in order to effect such changes as are necessary to reflect the reorganization of DonJoy into corporate form and the assumption by the Company of the Prior Plan, the Assumed Options and the Assumed Option Agreements.

      SECTION 1. PURPOSE OF THIS PLAN.

            The purpose of this Plan is (i) to further the growth and success of the Company and its Subsidiaries (as hereinafter defined) by enabling directors and employees of, advisors to, and independent consultants and contractors to, the Company and any of its Subsidiaries to acquire shares of Common Stock, thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries. For purposes of this Plan, the term "Subsidiary" shall mean "Subsidiary Corporation" as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "CODE").

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      SECTION 2. ADMINISTRATION OF THIS PLAN.

            (a) OPTION COMMITTEE. This Plan shall be administered by the Board of Directors of the Company (the "BOARD") or the Compensation Committee of the Board (the "COMMITTEE") consisting of such number of persons appointed to such Committee from time to time by the Board. Any reference in the Plan to action by the Company means action by or under the authority of the Board or the Committee; PROVIDED, HOWEVER, that following the date on which Common Stock is registered under the Securities and Exchange Act of 1934, as amended (the "1934 ACT"), in order to permit officers and directors of the Company to be exempt from the provisions of Section 16(b) of the 1934 Act with respect to transactions pursuant to this Plan, the Committee shall at all times consist of at least two persons to the extent such a person exists, each of whom is a "non-employee director" within the meaning of Rule 16b-3 ("RULE 16B-3") promulgated by the Securities and Exchange Commission (the "SEC") under the 1934 Act. The members of the Committee may be removed by the Board at any time either with or without cause. Any vacancy on the Committee, whether due to action of the Board or any other cause, shall be filled by the Board. The term "COMMITTEE" shall, for all purposes of this Plan, other than this SECTION 2, be deemed to refer to the Board if the Board is administering this Plan.

            (b) PROCEDURES. The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of this Plan. A majority of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee (but only to the extent permitted by applicable law and the applicable rules and regulations of the principal national securities exchange or national market system (if any) on which the Common Stock is a class of securities then listed or admitted for trading), shall be the actions of the Committee.

            (c) INTERPRETATION. Except as otherwise expressly provided in this Plan, the Committee shall have all powers with respect to the administration of this Plan, including, without limitation, full power and authority to (i) interpret the provisions of this Plan and any Option Agreement (as defined in SECTION 5(B)), (ii) resolve all questions arising under this Plan and any Option Agreement, (iii) correct any defect, supply any omission or reconcile any inconsistency in or among the Plan, any Option (as defined in SECTION 3(a)) or any Option Agreement, (iv) grant waivers of Plan or Option conditions and (v) make all other determinations necessary or advisable for the administration of this Plan. All decisions of the Board or the Committee, as the case may be, shall be conclusive and binding on all participants in this Plan.

      SECTION 3. SHARES SUBJECT TO THIS PLAN.

            (a) NUMBER OF AVAILABLE SHARES OF COMMON STOCK. Subject to the provisions of SECTION 9 (relating to adjustments upon changes in capital structure and other corporate transactions), the maximum number of shares of Common Stock subject at any one time to options granted under the Plan ("OPTIONS"), plus the number of shares of Common Stock theretofore issued and delivered pursuant the exercise of Options granted under the Plan, shall not in aggregate exceed 1,933,174.788 shares of Common Stock, as follows:


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                  (i) Options relating to up to 829,972.368 shares of Common
      Stock may be granted pursuant to Option Agreements substantially in the form of Exhibit A hereto ("TIER I OPTIONS");

                  (ii) Options relating to up to 436,339.884 shares of Common Stock may be granted pursuant to Option Agreements substantially in the form of Exhibit B hereto ("TIER II OPTIONS");

                  (iii) Options relating to up to 545,227.536 shares of Common Stock may be granted pursuant to Option Agreements substantially in the form of Exhibit C hereto ("TIER III OPTIONS"); and

                  (iv) Options relating to up to 121,635.0 shares of Common Stock may be granted pursuant to Option Agreements substantially in the form of Exhibit D hereto ("NON-EMPLOYEE OPTIONS").

            If and to the extent that Options granted under clauses (i) through
(iv) above terminate, expire or are canceled without having been fully exercised, new Options may be granted under clauses (i) through (iv) above with respect to the shares of Common Stock covered by the unexercised portion of such terminated, expired or canceled Options.

            (b) CHARACTER OF SHARES OF COMMON STOCK. The shares of Common Stock issuable upon exercise of an Option granted under the Plan shall be (i) authorized but unissued shares of Common Stock, (ii) shares of Common Stock held in the Company's treasury or (iii) a combination of the foregoing.

            (c) RESERVATION OF SHARES OF COMMON STOCK. The number of shares of Common Stock reserved for issuance under the Plan shall at no time be less than the maximum number of shares of Common Stock which may be purchased at any time pursuant to outstanding Options.

      SECTION 4. ELIGIBILITY.

            Options may be granted under this Plan only to (i) persons who are employees of, advisors to, or independent consultants or contractors to, the Company or any of its Subsidiaries and (ii) persons who are directors or managers of the Company or any of its Subsidiaries. Notwithstanding the foregoing, Options may be conditionally granted to persons who are prospective employees or directors or managers of, or independent consultants to, the Company or any of its Subsidiaries.

      SECTION 5. GRANT OF OPTIONS.

            (a) GENERAL. Options may be granted under this Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date (as defined in Section 11). Subject to the provisions of this Plan, the Committee shall have plenary authority, in its discretion, to determine:

                  (i) the persons (from among the class of persons eligible to receive Options under this Plan) to whom Options shall be granted (the "OPTIONEES");


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                  (ii) the time or times at which Options shall be granted;

                  (iii) the number of shares of Common Stock subject to each Option;

                  (iv) the Option Price (as defined in SECTION 6(A)) of the shares of Common Stock subject to each Option; and

                  (v) the time or times when each Option shall become exercisable and the duration of the exercise period.

            (b) OPTION AGREEMENTS. Each Option granted under this Plan shall be evidenced by a written agreement (each, an "OPTION AGREEMENT"), containing such terms and conditions and in such form, not inconsistent with this Plan, as the Committee shall, in its discretion, provide. Each Option Agreement shall be executed by the Company and the Optionee.

            (c) NO EVIDENCE OF EMPLOYMENT OR SERVICE. Nothing contained in this Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment by or service with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary (subject to the terms of any separate agreement to the contrary) at any time to terminate such employment or service or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option to such Optionee.

            (d) DATE OF GRANT. The date of grant of an Option under this Plan shall be the date as of which the Committee approves the grant of such Option; provided, HOWEVER, that the date of grant shall in no event be earlier than the date as of which the Optionee becomes an employee of the Company or one of its Subsidiaries.

      SECTION 6.  OPTION PRICE

            (a) GENERAL. Subject to Section 9, the price (the "OPTION PRICE") at which each share of Common Stock subject to an Option granted under this Plan may be purchased shall be as determined by the Committee at the time the Option is granted.

      SECTION 7.  EXERCISABILITY OF OPTIONS.

            (a) COMMITTEE DETERMINATION. Each Option granted under this Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and for such number of shares of Common Stock subject to the Option, as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option. If an Option is not at the time of grant of such Option immediately exercisable, the Committee may in the Option Agreement evidencing such Option, provide for the acceleration of the exercise date or dates of the subject Option upon the occurrence of specified events and/or at any time prior to the complete termination of an Option, accelerate the exercise date or dates of such Option.


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            (b) AUTOMATIC TERMINATION OF OPTIONS.

            The unexercised portion of any Option granted under this Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

                  (i) the end of the stated term thereof;

                  (ii) if the Optionee is an employee, unless a shorter period is provided for in any Option Agreement, the expiration of three months from the date that the Optionee ceases to be an employee of the Company or any of its Subsidiaries (other than as a result of an Involuntary Termination (as defined in clause (iii) below) or termination For Cause (as defined herein)); PROVIDED, HOWEVER, that if the Optionee shall die during such three-month period, the time of termination of the unexercised portion of such Option shall be the expiration of 12 months from the date that such Optionee ceased to be an employee of the Company or any of its Subsidiaries;

                  (iii) if the Optionee is an employee, the expiration of 12 months from the date that the Optionee ceases to be an employee of the Company or any of its Subsidiaries, if such termination is due to such Optionee's death or Disability (as defined below) (an "INVOLUNTARY TERMINATION");

                  (iv) if the Optionee is an employee, immediately upon the date that the Optionee ceases to be an employee of the Company or any of its Subsidiaries, if such termination is For Cause;

                  (v) the expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide in the Option Agreement;

                  (vi) on the effective date of a Material Transaction (as defined in Section 9(b)(i)) to which Section 9(b)(ii) (relating to assumptions and substitutions of Options) does not apply; and

                  (vii) except to the extent permitted by Section 9(b)(ii), the date on which an Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Optionee.

            As used herein, "DISABILITY" means any accident, sickness, incapacity or other disability which (i) renders the Optionee unable to substantially perform all of his duties for 90 days during any period of 360 consecutive days or (ii) would reasonably be expected to render the Optionee unable to substantially perform all of his duties for 90 days during any period of 360 consecutive days, in the case of each of clauses (i) or (ii), as determined by the Board (excluding the Optionee should he be a member of the Board at the time of such determination) in its good faith judgment.

            As used herein, "FOR CAUSE" shall mean (i) the failure by the Optionee to perform such duties as are reasonably requested by the Board or the Chief Executive Officer of the


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Company or its Subsidiaries, as applicable, (ii) the Optionee's failure to observe any material policies of the Company or its Subsidiaries, as applicable,
(iii) gross negligence or willful misconduct by the Optionee in the performance of his or her duties, (iv) the commission by the Optionee of any act of fraud, theft or financial dishonesty with respect to the Company or any of its Affiliates, or any felony or act involving moral turpitude, (v) the material breach by the Optionee of his/her employment agreement (if applicable) with the Company or its Subsidiaries, as applicable, or of any other agreement or contract with the Company or any Affiliate thereof (including, without limitation, any Option Agreement which must be entered into pursuant to this
Plan), (vi) chronic absenteeism or (vii) the failure of the Optionee to give at least 30 days' prior written notice of his or her termination of employment with the Company or its Subsidiaries, as applicable. For purposes of this Agreement, "AFFILIATES" means dj Orthopedics, LLC (or its successors or assigns) and all subsidiaries thereof.

            Anything contained in the Plan to the contrary notwithstanding, unless otherwise provided in an Option Agreement, no Option granted under the Plan shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or one of its Subsidiaries), so long as such Optionee continues to be an employee of the Company or one of its Subsidiaries.

      SECTION 8.  PROCEDURE FOR EXERCISE.

            (a) PAYMENT. Payment upon exercise of an Option shall be made, at the election of the Optionee, (i) in cash or personal or certified check payable to the Company in an amount equal to the aggregate Option Price of the shares of Common Stock with respect to which the Option is being exercised or (ii) upon the surrender of shares of Common Stock or option to buy shares of Common Stock, in each case with such shares of Common Stock or Options to buy shares of Common Stock, as the case may be, valued at the Fair Market Value (as defined in Section 9) thereof as determined by the Committee.

            (b) NOTICE. An Optionee (or other person, as provided in Section 10(d)) may exercise an Option granted under this Plan in whole or in part (but for the purchase of whole shares of Common Stock only), as provided in the Option Agreement evidencing his or her Option, by delivering a written notice (the "NOTICE") to the Secretary of the Company. The Notice shall:

                  (i) state that the Optionee elects to exercise the Option;

                  (ii) state the number of shares of Common Stock with respect to which the Option is being exercised (the "OPTIONED SHARES OF COMMON STOCK");

                  (iii) state the method of payment for the Optioned Shares of Common Stock (which method must be available to the Optionee under the terms of his or her Option Agreement);

                  (iv) state the date upon which the Optionee desires to consummate the purchase of the Optioned Shares of Common Stock (which date must be prior to the termination of such Option);


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                  (v) include a copy of any election filed by the Optionee
      pursuant to Section 83(b) of the Code; and

                  (vi) include such further provisions consistent with this Plan as the Committee may from time to time require.

            The exercise date of an Option shall be the date on which the Company receives the Notice from the Optionee.

            (c) ISSUANCE OF STOCK CERTIFICATES. The Company shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 10(d)) for the shares of Common Stock with respect to which such Option is being exercised as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares of Common Stock. Neither the Optionee nor any person exercising an Option in accordance with the provisions of Section 10(d) shall have any privileges as a holder of shares of Common Stock with respect to any shares of Common Stock subject to an Option granted under this Plan until the date of payment for such shares of Common Stock pursuant to the Option.

            (d) DETERMINATION OF FAIR MARKET VALUE. For purposes of this Plan, the "FAIR MARKET VALUE" of a share of Common Stock, as of any date, shall be determined as follows:

                  (i) if the Common Stock is a class of securities then listed or admitted to trading on any national securities exchange or traded on any national market system (including, but not limited to, The New York Stock Exchange and The Nasdaq National Market), the closing sale price of the Common Stock on such date or, if no such sale takes place on such date, the average of the closing bid and ask prices for the Common Stock on such date, in each case as officially reported on the principal national securities exchange or national market system on which such securities are then listed, admitted to trading or traded;

                  (ii) if the Common Stock is not a class of securities then listed or admitted to trading on any national securities exchange or traded on any national market system, or else if no closing sale price or closing bid and ask prices thereof are then so reported by any such exchange or system, the average of the reported closing bid and ask prices for the Common Stock in the over-the-counter market on such date as shown by the NASD automated quotation system, or if the Common Stock is not a class of securities then quoted on such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company; and

                  (iii) if the Common Stock is not a class of securities then listed or admitted to trading on any national securities exchange or traded on any national market system, or else if no closing sale price or closing bid and ask prices for the Common Stock are then so reported by such exchange or system, or else if no closing bid and ask prices for the Common Stock are then son quoted or published in the over-the-counter market, the fair


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      value of such share of Common Stock on such date, which shall be determined in good faith by the Board.

      SECTION 9.  ADJUSTMENTS.

            (a) CHANGES IN CAPITAL STRUCTURE. Subject to Section 9(b), if shares of Common Stock are changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Committee shall make such adjustments in the number and class of shares of Common Stock with respect to which Options may be granted under this Plan as shall be equitable and appropriate in order to make such Options, as nearly as may be practicable, equivalent to such Options immediately prior to such change. A corresponding adjustment changing the number and class of shares allocated to, and the Option Price of, each Option or portion thereof outstanding at the time of such change shall likewise be made.

            (b) MATERIAL TRANSACTIONS.

            The following rules shall apply in connection with the dissolution or liquidation of the Company, a reorganization, merger or consolidation in which the Company is not the surviving corporation, or a sale of all or substantially all of the assets of the Company to another person or entity (each, a "MATERIAL TRANSACTION"), unless otherwise provided in the Option
Agreement:

                  (i) each holder of an Option outstanding at such time shall be given (A) written notice of such Material Transaction at least 20 days prior to its proposed effective date (as specified in such notice) and (B) an opportunity, during the period commencing with delivery of such notice and ending 10 days prior to such proposed effective date, to exercise the Option to the full extent to which such Option would have been exercisable by the Optionee at the expiration of such 20-day period; provided, however, that upon the occurrence of a Material Transaction, all Options granted under the Plan and not so exercised shall automatically terminate; and

                  (ii) Notwithstanding anything contained in the Plan to the contrary, Section 9(b)(i) shall not be applicable if provision shall be made in connection with such Material Transaction for the assumption of outstanding Options by, or the substitution for such Options of new options covering the equity securities of, the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number, kind and option prices of shares of Common Stock subject to such options.

            (c) SPECIAL RULES. The following rules shall apply in connection with SECTIONS 9(a) AND (b):

                  (i) no fractional shares shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to SECTIONS 9(A) or (B) shall be eliminated and the Optionee shall receive cash consideration for such fractional share at the time of the exercise of such Option at the Fair Market Value of such share of Common Stock at the time of exercise;


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                  (ii) no adjustment shall be made for cash dividends or the issuance to holders of rights to subscribe for additional shares of Common Stock or other securities; and

                  (iii) any adjustments referred to in SECTIONS 9(A) or (B) shall be made by the Committee in its sole discretion and shall be conclusive and binding on all persons holding Options granted under this Plan.

      SECTION 10. RESTRICTIONS ON OPTIONS AND OPTIONED SHARES.

            (a) COMPLIANCE WITH SECURITIES LAWS. No Options shall be granted under this Plan, and no shares of Common Stock shall be issued and delivered upon the exercise of Options granted under this Plan, unless and until the Company and/or the Optionees to whom such Options shall be granted shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

            (b) REPRESENTATIONS AND WARRANTIES. The Committee in its discretion may, as a condition to the exercise of any Option granted under this Plan, require the Optionee to whom such Option shall be granted (i) to represent and warrant in writing that the shares of Common Stock received upon exercise of such Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by the Company.

            (c) LEGENDS. Each certificate issued by the Company (or its transfer agent) that represents shares of Common Stock acquired upon the exercise of Options that have not been registered under the Securities Act shall, , if required by the Committee, bear the following legend and such additional legends as may be required by the Option Agreement evidencing a particular Option:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE "SECURITIES ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

            (d) NONASSIGNABILITY OF OPTION RIGHTS. No Option granted under this Plan shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee. If an Optionee dies, his or her Option shall thereafter be exercisable, during the period specified in SECTION 7(b)(ii) or (iii) (as the case may be), by his or her executors or administrators


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to the full extent to which such Option was exercisable by the Optionee at the time of his or her death.

      SECTION 11. ADOPTION AND STOCKHOLDER APPROVAL.

            This Plan shall become effective on the date (the "EFFECTIVE Date") of its adoption by the Board and approval by a majority of the stockholders of the Company.

      SECTION 12. EXPIRATION AND TERMINATION OF THE PLAN.

            Except with respect to Options then outstanding, this Plan shall expire on the first to occur of (i) the fifteenth anniversary of the date on which the Prior Plan was adopted by the holders of Units and (ii) the date as of which the Board, in its sole discretion, determines that this Plan shall terminate (the "EXPIRATION DATE"). Any Options outstanding as of the Expiration Date shall remain in effect until they have been exercised or terminated or have expired by their respective terms.

      SECTION 13. AMENDMENT OF THIS PLAN.

            This Plan may be amended by the stockholders of the Company. This Plan may also be amended by the Board or the Committee, including, without limitation, to the extent necessary to qualify any or all outstanding Options granted under this Plan or Options to be granted under this Plan for favorable federal income tax treatment (including deferral of taxation upon exercise), to the extent necessary to ensure the qualification of this Plan under Rule 16b-3, at such time, if any, as the Company has a class of stock registered pursuant to
Section 12 of the 1934 Act, and to the extent necessary to qualify shares of Common Stock issuable upon exercise of any outstanding Options granted, or Options to be granted, under this Plan for listing or admission for trading on any securities exchange or automated quotation system. Any amendment approved by the Committee which is of a scope that requires stockholder approval under applicable law or requires stockholder approval in order to ensure the compliance of this Plan with Rule 16b-3 at such time, if any, as the Company has a class of capital stock registered pursuant to Section 12 of the 1934 Act, shall be subject to obtaining such stockholder approval. Any modification or amendment of this Plan shall not, without the consent of an Optionee, adversely affect his or her rights under an Option previously granted to him or her. With the consent of the Optionee affected, the Committee may amend such Optionee's outstanding Option Agreements in a manner which may be materially adverse to such Optionee but which is not inconsistent with this Plan.

      SECTION 14. CAPTIONS.

            The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights or to affect the construction or interpretation of the provisions of this Plan.

      SECTION 15. WITHHOLDING TAXES.

            Whenever under the Plan, Units are to be delivered by an Optionee upon exercise of an Option, the Company shall be entitled to require as a condition of delivery that the


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Optionee remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state and local income tax withholding the employee's portion of any employment tax requirements relating thereto.

      SECTION 16. OTHER PROVISIONS.

            Each Option granted under this Plan may contain such other terms and conditions not inconsistent with this Plan as may be determined by the Committee, in its sole discretion.

      SECTION 17. NUMBER AND GENDER.

            With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context requires.

      SECTION 18. GOVERNING LAW.

            The validity and construction of this Plan and the instruments evidencing the Options granted hereunder shall be governed by the laws of the State of Delaware without regard to conflict of laws provisions thereunder.

                                    * * * * *

As adopted by the Board of Directors
and Stockholders of dj Orthopedics, Inc.
on November 6, 2001.




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